UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2017

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

 On November 16, 2017, Capital Southwest Corporation (the “Company”) entered into the Amendment No. 1 (the “Amendment”) to the Senior Secured Revolving Credit Agreement, dated as of August 30, 2016 (the “Credit Agreement”) among the Company, as borrower, the lenders party thereto, ING Capital LLC, as administrative agent, and Texas Capital Bank, N.A., as documentation agent.

The Amendment increased the total borrowing capacity under the Credit Facility to $180 million, supported by a diversified group of eight lenders. The Amendment increased the Credit Facility’s accordion feature which allows for an increase in total commitments of up to $250 million under the Credit Facility from new and existing lenders on the same terms and conditions as the existing commitments.

The Amendment reduced the interest rate on borrowings from LIBOR plus 3.25% to LIBOR plus 3.00%, with a step-down to LIBOR plus 2.75% at the time the Company’s net worth exceeds $325 million.  The Amendment also reduced unused commitment fees based on utilization.

The Amendment extended the Credit Facility’s revolving period from August 30, 2019 to November 16, 2020. Additionally, the final maturity of the Credit Facility was extended from August 30, 2020 to November 16, 2021.

There are no changes to the covenants or the events of default in the Credit Facility as a result of the Amendment.

The description of the Amendment contained herein is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this item 2.03 by reference.

Item 8.01  Other Events

On November 16, 2017, the Company issued a press release announcing its entry in the Amendment. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
10.1

Amendment No. 1 to the Senior Secured Revolving Credit Agreement dated as of November 16, 2017 among Capital Southwest Corporation, as Borrower, the Lenders party thereto, ING Capital LLC, as Administrative Agent, and Texas Capital Bank, N.A., as Documentation Agent

99.1	Press release issued by Capital Southwest Corporation on November 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2017

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

EXHIBIT INDEX

Ugust 8
Exhibit No.	Description
10.1

Amendment No. 1 to the Senior Secured Revolving Credit Agreement dated as of November 16, 2017 among Capital Southwest Corporation, as Borrower, the Lenders party thereto, ING Capital LLC, as Administrative Agent, and Texas Capital Bank, N.A., as Documentation Agent

99.1	Press release issued by Capital Southwest Corporation on November 16, 2017